Exhibit (27)(e)(m)

EQUITABLE

Equitable Financial Life Insurance Company

Administrative Office:
Regular Mail:
Equitable
Retirement Service Solutions
PO Box 1424
Charlotte, NC 28201-1424

Express Mail:
Equitable
Retirement Service Solutions
8501 IBM Dr
Ste 150-IR
Charlotte, NC 28262

For Assistance, please call 888-517-9900
www.equitable.com

INVESTMENT EDGE

Application for an Individual Annuity

PLEASE PRINT

1. Contract Series and Type

REQUIRED

A. Contract Series:

All share classes may not be available at all Broker Dealers

- ☐ **Investment Edge** — $10,000 Minimum Contribution; Withdrawal Charges; 5 year: 6%,6%,5%,4%,3%
- ☐ **Investment Edge Select** — $25,000 Minimum Contribution; No Withdrawal Charges
- ☐ **Investment Edge ADV (Advisory)** — $25,000 Minimum Contribution; No Withdrawal Charges

B. Choose a Contract Type:

- ☐ Non-Qualified (NQ)
- ☐ Traditional Individual Retirement Account (IRA)[1]
- ☐ Roth IRA[1]
- ☐ SEP IRA[1]
- ☐ Qualified Plan Defined Contribution (QPDC)[1]
- ☐ Qualified Plan Defined Benefit (QPDB)[1]
- ☐ Inherited IRA Beneficiary Continuation Option (BCO) (Direct Transfer of Decedent IRA)[1]
- ☐ Inherited Roth IRA BCO (Direct Transfer of Decedent Roth IRA)[1]
- ☐ Inherited NQ (1035 Exchange of Decedent NQ)[1]
- ☐ Non-Spousal Beneficiary Qualified Plan (QP) (Direct Rollover to an Inherited IRA BCO)[1]
- ☐ Non-Spousal Beneficiary Qualified Plan (QP) (Direct Rollover to an Inherited Roth IRA BCO)[1]

REQUIRED

C. Total Initial Contribution(s): $ ______________ (Estimated Value Required In Case of Transfer or Exchange)

Specify Method(s) of Payment:

- ☐ Check or Wire (make check payable to: EQUITABLE)
- ☐ 1035 Exchange (NQ, Inherited NQ)
- ☐ CD or Mutual Fund Proceeds (NQ)
- ☐ Direct Transfer (IRA, Roth IRA or SEP IRA)
- ☐ Financial Professional/Client will request funds (Equitable's assistance in collecting funds is not required) (IRA or Roth IRA)
- ☐ Rollover (IRA, Roth or SEP IRA)
- ☐ IRA Regular Contribution for the year 20____ (IRA or Roth IRA)
- ☐ Employer Contribution to SEP IRA **(Employee contributions not permitted)**
- ☐ Direct Rollover (Non-Spousal Beneficiary QP to an Inherited IRA)
- ☐ Direct Rollover (Non-Spousal Beneficiary QP to an Inherited Roth IRA)

2. Account Registration **(Must be legal resident of U.S. or U.S. Territories)**

REQUIRED

A. Owner (Check one) ☐ Individual ☐ UGMA/UTMA (Child's SSN ______________________)

The Owner types below require additional form(s). See the New Business Form Booklet for more information.

- ☐ Trust
- ☐ Qualified Plan Trust (QPDC/QPDB)
- ☐ Other Non-Natural Owner
- ☐ Beneficiary of Deceased IRA or NQ Owner
- ☐ Non-Spousal Beneficiary of Deceased QP Participant
- ☐ Custodian (IRA/ROTH)

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ______________ **Mobile/Primary Phone #** ______________

Owner Name ____
(First) (Middle Initial) (Last)

Employer Name (for SEP IRA contracts only) ____

Owner Taxpayer Identification Number (Check one.) ☐ **SSN** ☐ **EIN** ☐ **ITIN** ______________________

____
U.S. Primary Residential Address only — No P.O. Box | City | State | Zip Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 11.

Email Address ____

[1] **not available for ADV Equitable Advisors**

Home Office: 1345 Avenue of the Americas, New York, NY 10105
X04760_Non-Compact
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Cat. No. 900181
Investment Edge (IE15)
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B. PATRIOT Act Information **Owner must complete this section. If the Owner is not an individual, the Annuitant must complete this section.**

REQUIRED

U.S. Citizen ☐ Yes ☐ No

If **no**, check either: ☐ U.S. Visa (Complete below) or ☐ Permanent Resident (Green Card) (Copy of document required)

Indentification/Passport# Exp. Date U.S. Visa Type (if applicable)

C. Joint Owner **(Must be legal resident of U.S. or U.S. Territories) NQ Only**

☐ Male ☐ Female Date of Birth (MM/DD/YYYY) ____________ Mobile/Primary Phone # ____________

Name ____________

(First) (Middle Initial) (Last)

Taxpayer Identification Number (Check one.) ☐ SSN ☐ ITIN ____________

U.S. Primary Residential Address — No P.O. Box City State Zip Code

Email Address ____________

Joint Owner Form of Identification (Check one) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification Number Exp. Date (MM/DD/YYYY)

D. Annuitant **(If other than Owner.) Annuitant must complete the PATRIOT Act Information Section 2B above if the Owner is NOT an individual.**

☐ Male ☐ Female Date of Birth (MM/DD/YYYY) ____________ Mobile/Primary Phone # ____________

Name ____________

(First) (Middle Initial) (Last)

Taxpayer Identification Number (Check one.) ☐ SSN ☐ ITIN ____________

U.S. Primary Residential Address only — No P.O. Box City State Zip Code

Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the Annuitant's 95th Birthday. You may commence payments earlier by submitting a written request to our Processing Office in accordance with the Contract.

E. Joint Annuitant **Only complete this section if this is a NQ 1035 Exchange of an existing contract with Joint Annuitants who are spouses.**

☐ Male ☐ Female Date of Birth (MM/DD/YYYY) ____________ Mobile/Primary Phone # ____________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Check one.) ☐ SSN ☐ ITIN

U.S. Primary Residential Address only — No P.O. Box City State Zip Code

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3. Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries.)

REQUIRED

Please enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1. ______________________ ______% ______________________
Primary Beneficiary Name | Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________________ | Date of Birth
Address | Phone #

2. ______________________ ______% ______________________
Primary Beneficiary Name | Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________________ | Date of Birth
Address | Phone #

B. Contingent

1. ______________________ ______% ______________________
Contingent Beneficiary Name | Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________________ | Date of Birth
Address | Phone #

2. ______________________ ______% ______________________
Contingent Beneficiary Name | Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________________ | Date of Birth
Address | Phone #

[1]Please enter the relationship to the Annuitant when the Owner is not an Individual.

4. Optional Guaranteed Benefit Rider Election

This optional rider is purchased for an additional charge. You should read the prospectus, disclosure on page 7 and applicable supplements for more complete information including the limitations, restrictions, charges and other information that apply to this rider before making an election.

If you do not elect this Optional Guaranteed Benefit Rider, the Death Benefit is equal to the return of Annuity Account Value .

- The benefit rider is optional and may only be elected at the time of application. As long as this rider is in effect, there are additional charges for this rider which may increase based on your attained age. You may drop this rider at any time.

4A: PROTECTED PREMIUM DEATH BENEFIT (Not available for Inherited NQ)

If you do not make an election in this section, the Protected Premium Death Benefit is declined and your contract will be issued with a Return of Annuity Account Value death benefit.

☐ **Yes,** I wish to elect **Protected Premium Death Benefit** (Available for Owner issue ages 0-85)

5. General Dollar Cost Averaging (DCA)

- Please select the DCA destination funds in Section 6. The first DCA transfer to these funds will occur upon issuance of your contract; subsequent DCA transfers will occur monthly over the remaining portion of the time period selected below.
- The remaining portion of your initial contribution not allocated to the DCA destination funds will be allocated to the DCA EQ/Money Market.
- Your future contributions will be allocated according to the instructions provided in Section 6, unless otherwise instructed by you.

Check box for one time period. ☐ 3 months ☐ 6 months ☐ 12 months

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6. Investment Selection
You must allocate your initial contribution among the Packaged Portfolios/Alternative Options and the Investment Options below using the Contribution Allocation % column.
All future contributions will be allocated according to the percentages below unless otherwise instructed by you.
If you elected General Dollar Cost Averaging in Section 5, the DCA transfers will be made periodically according to the allocation instructions provided below.
R Q E U I R E D
Packaged Portfolios and Alternative Options
Percentages must be whole numbers and must total 100%.
Allocation% (Required)
Contribution Allocation% (Required)
Asset Allocation Risk Based Portfolios
% EQ/Aggressive Allocation
% EQ/All Asset Growth Allocation
% EQ/Conservative Allocation
% EQ/Moderate Allocation
% EQ/Moderate-Plus Allocation
% Equitable Conservative Growth MF/ETF Portfolio
% Equitable Growth MF/ETF Portfolio
% Equitable Moderate Growth MF/ETF Portfolio
Manager Select Portfolios
American Funds Insurance Series® Asset Allocation
% FundSM
% BlackRock Global Allocation V.I. Fund
% EQ/AB Dynamic Moderate Growth
% First Trust/Dow Jones Dividend & Income Allocation Portfolio
% First Trust Multi Income Allocation Portfolio
% Franklin Allocation VIP Fund
% Franklin Income VIP Fund
% Invesco V.I. Balanced-Risk Allocation Fund
% Janus Henderson Balanced Portfolio
% JPMorgan Insurance Trust Global Allocation Portfolio
% JPMorgan Insurance Trust Income Builder Portfolio
% PIMCO Global Multi-Asset Managed Allocation Portfolio
% Putnam VT Global Asset Allocation Fund
Inflation-Linked (TIPS)
% American Century VP Inflation Protection Fund
% EQ/PIMCO Global Real Return
SpecialtyAlternatives/Specialty
% 1290 VT Convertible Securities
% 1290 VT GAMCO Mergers & Acquisitions
% 1290 VT Multi-Alternative Strategies
% Eaton Vance VT Floating-Rate Income Fund
% EQ/Invesco Global Real Assets
% Guggenheim VIF Global Managed Futures Strategy Fund Neuberger Berman U.S. Equity Index PutWrite Strategy
% Portfolio
% PIMCO VIT Emerging Markets Bond Portfolio
% Putnam VT Multi-Asset Absolute Return
% VanEck VIP Emerging Markets Bond Fund
Commodities
% 1290 VT Natural Resources
% PIMCO VIT CommodityRealReturn® Strategy Portfolio
REITs
% 1290 VT Real Estate
Sector
% EQ/MFS Technology
% EQ/MFS® Utilities Series
% EQ/T. Rowe Price Health Sciences
% EQ/Wellington Energy
% Invesco V.I. Health Care Fund
% Multimanager Technology Portfolio
Large Cap Value Stocks
% 1290 VT Equity Income
% AB VPS Growth and Income Portfolio
% EQ/JPMorgan Value Opportunities
% EQ/Large Cap Value Index
% EQ/Value Equity
% MFS® Value Series
% T. Rowe Price Equity-Income Portfolio-II
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6. Investment Selection (Continued)
Investment Options
Contribution Allocation%(Required) Contribution Allocation% (Required)
Large Cap Blend Stocks
American Funds Insurance Series®
% Growth-Income FundSM
% EQ/500 Managed volatility Portfolio
% EQ/ClearBridge Select Equity Managed Volatility
% EQ/Common Stock Index
% EQ/Equity 500 Index
% EQ/Fidelity Institutional AM® Large Cap
% EQ/Franklin Rising Dividends
% Hartford Disciplined Equity HLS Fund
% MFS® Investors Trust Series
% Putnam VT Research Fund
Large Cap Growth Stocks
% 1290 VT Socially Responsible Portfolio
% EQ/ClearBridge Large Cap Growth Equity ESG
% EQ/Large Cap Growth Index
% EQ/Loomis Sayles Growth
% EQ/T. Rowe Price Growth Stock
Mid Cap Stocks
Mid Cap Value Stocks
% EQ/American Century Mid Cap Value
Mid Cap Blend Stocks
% EQ/Mid Cap Index
% Fidelity® VIP Mid Cap Portfolio
Mid Cap Growth Stocks
% EQ/Janus Enterprise Portfolio
% Federated Hermes Kaufmann Fund II
Small Cap Stocks
Small Cap Value Stocks
% 1290 VT GAMCO Small Company Value
% 1290 VT Small Cap Value
% AB VPS Small/Mid Cap Value Portfolio
Small Cap Blend Stocks
% 1290 VT Micro Cap
% EQ/Small Company Index
% Invesco V.I. Small Cap Equity Fund
Small Cap Growth Stocks
% EQ/AB Small Cap Growth
International/Global Stocks
International Stocks
American Funds Insurance Series®
% International Growth and Income FundSM
% EQ/International Equity Index
% EQ/MFS International Growth
% EQ/MFS International Intrinsic Value
International/Global Stocks (Continued)
Emerging Market Stocks
% American Funds Insurance Series® New World Fund®
% Delaware VIP® Emerging Markets Series
% EQ/Emerging Markets Equity PLUS
% EQ/Lazard Emerging Markets Equity
Global Stocks
% 1290 VT SmartBeta Equity ESG
% AB Sustainable Global Thematic Portfolio
% ALPS/Red Rocks Global Opportunity Portfolio American Funds Insurance Series®
% Global Growth FundSM
American Funds Insurance Series®
% Global Small Capitalization FundSM
% EQ/Invesco Global Portfolio
Bonds
Core Bonds
% 1290 VT DoubleLine Opportunistic Bond
% EQ/Core Bond Index
% EQ/Core Plus Bond
% EQ/Intermediate Government Bond
% EQ/PIMCO Total Return ESG
% Janus Henderson Flexible Bond
Multi-Sector Bond
% Fidelity® VIP Strategic Income Portfolio
% Lord Abbett Bond Debenture
% PIMCO Income Advisor
Short Term Bonds
% EQ/AB Short Duration Government Bond
% EQ/PIMCO Ultra Short Bond
High Yield Bonds
% 1290 VT High Yield Bond
% Federated Hermes High Income Bond Fund II
% Invesco V.I. High Yield Fund
International/Global Bonds
% PIMCO VIT Global Bond Opportunities Portfolio (Unhedged)
% Templeton Global Bond VIP Fund
International/Global Bonds
% EQ/Money Market
7. Rebalancing
Your Annuity Account Value will be automatically reallocated to the Allocation selections in Section 6.
Please select a frequency.
Quarterly Semi-Annually Annually
2024 App IE 15 X04760_Non-Compact Investment Edge (IE15)

8. Broker Transfer Authority Disclosure

☐ **Yes.** I/we hereby grant authority to each of my Financial Professional(s)assigned to my contract (including any Financial Professionals assigned to my contract in the future), to act as my agent and provide investment option transfer instructions in writing, by telephone or electronically, to Equitable. By granting such authority, I direct Equitable to act on such instructions.

I understand and acknowledge that Equitable (i) may rely in good faith on the stated identity of the person(s) providing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. I further understand and acknowledge that Equitable will continue to act upon this authorization until such time as Equitable's Processing Office receives from me written notification that broker transfer authority has been terminated. I understand that upon receipt of such notification, Equitable will terminate the Financial Professional's(s') ability to provide transfer instructions on my behalf. I further understand and acknowledge that Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

9. Current Insurance

BOTH questions in the Owner Response and the Financial Professional Response columns must be completed and match for the contract to be issued.

REQUIRED

Replacement Questions	Owner Response	Financial Professional Response
1. Does the Owner have any other existing life insurance policy or annuities Contracts? *(If yes, a Requirements Questionnaire (which is Equitable's state replacement form) is required even if you answer no for question 2)*	☐ Yes ☐ No	☐ Yes ☐ No
2. Will any existing life insurance policy or annuity contract(s) be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued on the life of the Owner? *(If yes, complete the following below and submit a Requirements Questionnaire, (which is Equitable's state replacement form), if required.)*	☐ Yes ☐ No	☐ Yes ☐ No

Please list the contract(s) below that will be used to fund this new Equitable contract

Company	Type of Plan	Year Issued	Contract Number
Company	Type of Plan	Year Issued	Contract Number
Company	Type of Plan	Year Issued	Contract Number

10. Fraud Warning

- **Delaware: WARNING:** Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim containing any false, incomplete, or misleading information is guilty of a felony.
- **District of Columbia: WARNING:** It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant.
- **All other states:** Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.

11. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2, please complete the following:

Mailing Address — P.O. Box accepted	City	State	Zip Code

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12. Acknowledgments, U.S. Tax Certification and Signature

GENERAL DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- **ANNUITY ACCOUNT VALUE(S) ATTRIBUTABLE TO ALLOCATIONS TO THE VARIABLE INVESTMENT OPTIONS, I MAY ELECT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.**
- In the case of IRAs and Qualified Plans that provide tax deferral under the Internal Revenue Code, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Contract does not provide additional benefits.
- Under penalty of perjury, I certify that the Taxpayer Identification Number in Section 2 is correct.
- All information and statements furnished in this application are true and complete to the best of my knowledge and belief.
- Equitable may accept amendments to this application provided by me or under my authority.
- No Financial Professional has the authority to make or modify any Contract on behalf of Equitable, or to waive or alter any of Equitable's rights and regulations. Equitable must agree to any change made to the Contract and benefits applied for, or to the age at issue, in writing.
- Charges under the Contract generally apply for the duration of the Contract.
- Fees, Charges and Investment Options vary by Series.

REQUIRED

Prospectus Information: I acknowledge that I have received the most current prospectus and supplements, for Investment Edge. After reviewing my financial information and goals with my Financial Professional, I believe that this Contract will meet my financial goals.

By signing the application below, I acknowledge that I received the initial prospectus, I understand that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in Equitable's Electronic Delivery Service. By signing this application, I acknowledge and agree to the elections I have made and understand the terms and conditions set forth in this application.

Contract State:

We will issue and deliver a contract to you based upon your state of primary residence. If you sign the enrollment form/ application in a state other than your primary residence state:

I acknowledge that either: ☐ I have a second residence where the application was signed (the state of sale);

or

☐ I work or maintain a business in the state where the application was signed (the state of sale).

U.S. Tax Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number; and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3. I am a U.S. citizen or other U.S. person; and The Foreign Account Tax Compliance Act (FATCA) code entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification Instructions: You must check the box below if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. "U.S. citizen" and "U.S. person" are as defined in IRS Form W-9. Item number 4, FATCA Code: _N/A_(No FATCA Code Applicable).

☐ I am subject to backup withholding.

The (IRS) does not require the certifications required to avoid backup withholding.

REQUIRED

X ______________________________
Owner's Signature | City, State | Date (MM/DD/YYYY)

X ______________________________
Joint Owner's Signature | City, State | Date (MM/DD/YYYY)

X ______________________________
Annuitant's Signature (if different than Owner) | City, State | Date (MM/DD/YYYY)

X ______________________________
Joint Annuitant's Signature | City, State | Date (MM/DD/YYYY)

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13. Financial Professional Section
A. Did you (i) verify the identity by reviewing the driver’s license/passport of the Owner, or in the case of an entity owner, obtain documentary evidence of entity’s existence (e.g. articles of incorporation, trust agreement, etc.), and (ii) inquire about the source of the customer’s assets and income? Yes No B. Is the Proposed Owner/Annuitant currently an Active Duty* Member of the Armed Forces? Yes No (If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY
MEMBERS OF THE ARMED FORCES).
* Active Duty means full-time duty in active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. It does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.
X Primary Financial Professional Signature
Please provide at least one of the following numbers in full: Equitable Advisors ONLY
Social Security Central Registration Depository National Producer Number Agent Code
% Print Name Phone Number
Email Address Client (BIN) Client linking Number Agent Location
X Financial Professional Signature
Please provide at least one of the following numbers in full: Equitable Advisors ONLY
Social Security Central Registration Depository National Producer Number Agent Code
% Print Name Phone Number
Financial Professional Use Only. Contact your home office for program information. Once selected, program cannot be changed.
Contract Series Investment Edge:
Option I Option II Option III Contract Series Investment Edge Select: Option I
Please be sure that the commission option elected is approved by your Broker Dealer.
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